Exhibit 10.1

September 7, 2026 Mr. Kenneth Gardner-Smith 5195 SW 75th Street Miami, FL 33143 Dear Kenny: This letter confirms our conversations regarding you joining Accendra Health (the “Company”) as President and Chief Executive Officer. This letter establishes and details the terms of your offer of employment. This letter is not an employment contract and should not be construed as such, but it is intended to provide a detailed understanding of your compensation, benefits, and the terms and conditions of your employment. All amounts paid to you in connection with your employment, in whatever form, will be subject to withholding for taxes and other deductions as required by law. This offer letter shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of laws principles. Compensation: Start Date: October 1, 2026, or as mutually agreed. This offer will expire if not accepted by September 18, 2026. Position Title: President and Chief Executive Officer. You will also remain a member of the Board of Directors of the Company (the “Board”) following your election to such position. You will not render commercial or professional services to any other person or organization while employed by the Company, whether or not for compensation, without prior Board approval. You may continue your current professional and non-profit board roles, but any additional board service requires Board approval. Base Salary: Your starting annualized base salary will be $1,000,000, paid bi-weekly. Your base salary will be reviewed at least annually for possible adjustments by the Our People & Culture Committee. Docusign Envelope ID: 844B85AC-AE8D-8C2E-8109-45A86F4870A1

2 Annual Incentive: You will be eligible to participate in the Company’s Annual Incentive Program (“AIP”) with a target opportunity of 130% of base salary. Terms and conditions for the 2026 AIP shall be those approved for other members of the Company Leadership Team (“CLT”). Your 2026 AIP opportunity will be prorated to reflect the period you are employed during the 2026 fiscal year. To earn an AIP payment, you must remain continuously employed through the payment date. Annual LTI: You will be eligible to participate in the Company’s annual equity award program with a target grant date value of $6,000,000. All LTI awards are subject to Board approval and are governed by the applicable plan documents and award agreements. Your 2026 LTI award at target will be granted on the following terms: • Mix: 25% RSUs, 25% stock-settled PSUs, and 50% cash-settled PSUs • PSU performance measured 100% on relative TSR, and otherwise based on the same terms and conditions as other CLT members for 2026 • Target value converted to RSUs or PSUs using a share price of $5.29 • Maximum PSU payout: 300% of target • Maximum cash-settled PSU payout: 4x target value Cash Sign-On Bonus: You will be eligible to receive a cash sign-on bonus in the gross amount of $650,000, payable following six months of employment with the Company. If you voluntarily resign from your employment without Good Reason within the first 24 months of your employment, you agree to repay to the Company the full amount of the cash sign-on bonus. For purposes of this offer letter, Good Reason shall have the meaning set forth in the Executive Change in Control Severance Agreement. Docusign Envelope ID: 844B85AC-AE8D-8C2E-8109-45A86F4870A1

3 Inducement Grant: You will be eligible to receive an inducement grant with a target value of $2,000,000 on the following terms: • Instrument: Cash-settled SARs • Target value converted to SARs using grant date stock price, adjusted for Black-Scholes valuation • Ten-year term; vesting 1/3 annually; exercisable after three years • Maximum payout: 20x target value ($40M) Group Benefits: You will be eligible for all current Company group benefit programs (e.g., health, dental, life insurance, disability, 401(k), etc.) as described below, subject to the terms and conditions of the applicable plan or program document as in effect from time to time. The Company reserves the right to modify, amend, suspend or terminate any plan at any time without prior notice. 401(k) Plan: Following 30 days of employment, you will be eligible to defer into the Company’s 401(k) plan (subject to IRS limitations). After one year of service, you will be eligible to receive a Company match of 100% on the first 3% of base salary. Health Dental & Vision Insurance: You will be eligible to participate in the Company's health, dental, and vision insurance programs beginning on your initial date of hire with 31 days to enroll. Flexible Benefit Program: You may set aside pre-tax dollars for health care and dependent care expenses through tax-advantaged accounts, subject to IRS rules. Vacation: Following 90 days of employment, you will participate in the Company’s Flexible PTO Program, which allows you to take time off as needed while still meeting your work obligations. Docusign Envelope ID: 844B85AC-AE8D-8C2E-8109-45A86F4870A1

4 Life Insurance: Upon employment, you will be eligible for basic life coverage of $10,000 and you may elect supplemental coverage for yourself, a spouse, and/or dependents. Disability: You may participate in the Company’s teammate-paid short-term and long-term disability programs. Executive Benefits: As an executive officer, you will be eligible for additional fringe benefits as summarized below. All benefits are governed by the applicable plan documents and may be amended or terminated in accordance with their terms. Change in Control: You will be offered an Executive Change in Control Severance Agreement providing benefits upon a qualifying termination following a “change in control” of the Company. Officer Severance: You will be eligible for severance upon a qualifying termination under the Company’s Officer Severance Policy. Tax, Financial Planning: You will be eligible for a $15,000 annual allowance for tax and financial planning services from a firm of your choice (excluding the Company’s independent auditor). Executive Physical: You will be eligible for a Company-paid annual executive physical and membership in a medical concierge service. Conditions of Employment: This offer is contingent upon the satisfactory completion of your background check, reference check, employment verification, and all other applicable checks. You will also be required to complete new hire forms and related documentation, in accordance with Company policy, and you will be required to produce documents establishing your identity and authorization for employment in the United States on your first day of work. Additionally, please note that your employment with the Company is on an at-will basis, meaning that either you or the Company Docusign Envelope ID: 844B85AC-AE8D-8C2E-8109-45A86F4870A1

5 can terminate the employment relationship at any time and for any lawful reason or no reason. You hereby authorize the Company to conduct background checks on you from time to time, subject to applicable law. By signing below, you represent that you have never been debarred, suspended, or otherwise declared ineligible to participate in any federal healthcare or other programs. You further represent that accepting this offer and commencing employment will not violate, conflict with, or breach (i) any agreement to which you are a party, including any employment agreement or any non-competition, non-solicitation, confidentiality, or other restrictive covenant with any current or former employer or third party, or (ii) any policy or rule applicable to you from any current or former employer. You represent that you will not provide the Company with or use or disclose in the course of your employment, any confidential, proprietary, or legally protected information belonging to any current or former employer or third party. If you have questions about the ownership of any documents or information, you should discuss them with your current or former employer(s) before removing or copying such materials. You also acknowledge that you have reviewed the terms and conditions contained herein and there are no other terms, agreements, or promises, verbal or written, outside of this offer letter. Finally, you agree to follow the Company’s policies, procedures, and directives in effect during your employment. We are delighted at the prospect of you joining our team and look forward to welcoming you to Accendra Health. Please do not hesitate to reach out to me if you have any questions or if you would like to discuss further. Sincerely, Mark Beck Chair of the Board of Directors Accendra Health, Inc. Acceptance of Offer as Presented: Date: Kenneth Gardner-Smith Docusign Envelope ID: 844B85AC-AE8D-8C2E-8109-45A86F4870A1 9/16/2026